         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                            FORM 8-A/A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR (g) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

                            DPL INC.
     (Exact name of registrant as specified in its charter)


                OHIO                                   31-1163136
----------------------------------------  ------------------------------------
(State of incorporation or organization)  (I.R.S. Employer Identification No.)

Courthouse Plaza Southwest, Dayton, Ohio                 45402
----------------------------------------               ----------
(Address of principal executive offices)               (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]


     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]


     Securities Act registration statement file number to which
this form relates:          (if applicable).
                   --------

     Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class           Name of each exchange on which
      to be so registered           each class is to be registered
-------------------------------     ------------------------------
Preferred Share Purchase Rights        New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1.  Description of Registrants' Securities to be Registered
----------------------------------------------------------------

     Item 1 is amended by adding the following two paragraphs:

     On February 1, 2000, the Board of Directors of DPL Inc. (the "Company") adopted an amendment to the definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement dated as of December 3, 1991 between the Company and The First National Bank of Boston, as Rights Agent, to provide that neither Kohlberg Kravis Roberts & Co. L.P. ("KKR") nor any Affiliate of KKR (each a "KKR Person") shall be deemed an "Acquiring Person" as long as no KKR Person, together with all Affiliates and Associates of such KKR Person, shall be the Beneficial Owner of more than 25% of the Common Shares then outstanding.

     This description of the amendment does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to the Rights Agreement, which is filed herewith as an exhibit and incorporated herein by reference.

Item 2.  Exhibits
-----------------

     1 Amendment No. 1 to Rights Agreement dated as of February 1, 2000 between DPL Inc. and Fleet National Bank (f/k/a
          BankBoston, N.A., f/k/a The First National Bank of Boston), as Rights Agent.

                             SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        DPL INC.


Date:  March 21, 2000                   By: /s/Stephen F. Koziar, Jr.
       --------------                       -------------------------
                                            Stephen F. Koziar, Jr.
                                            Group Vice President

                           EXHIBIT INDEX

Exhibit        Description
-------        -----------

   1           Amendment No. 1 to Rights Agreement dated as of
               February 1, 2000 between DPL Inc. and Fleet National Bank (f/k/a BankBoston, N.A., f/k/a The First
               National Bank of Boston), as Rights Agent.